Labor SMART, Inc. CEO Provides Update

ATLANTA, GA – GlobeNewsire – February 12, 2021 / Labor SMART, Inc. (LTNC) (the “Company”), a leader in providing on-demand blue collar staffing primarily in the southeastern United States, today provided the following update.

On September 16, 2020, the US Securities and Exchange Commission adopted changes to Rule 15c2-11. Per the SEC release (https://www.sec.gov/news/press-release/2020-212), the amended rule is intended to enhance disclosure and investor protection in the OTC market. Specifically, the amended rule requires that information about the issuer and its securities be current and publicly available before a broker-dealer can begin quoting that security; (2) limit broker-dealers’ reliance on certain of the Rule’s exceptions when issuer information is not current and publicly available.

Commenting on the changes, Ryan Schadel, President and CEO of Labor Smart stated, “These changes to Rule 15c2-11 will in effect cause the shares of non-reporting issuers, such as Labor Smart, to become grey sheet traded companies, likely reducing liquidity and valuations substantially. In 2016, Labor Smart filed a Form 15 to terminate our SEC reporting status, making us a non-reporting issuer.”

Mr. Schadel continued, “In light of the SEC amendments to Rule 15c2-11 and in the interest of protecting shareholder value, we have submitted application to otcmarkets.com to begin the process of gaining compliance with the Alternative Reporting Standard and are committed to completing this process promptly.”

On April 2, 2013, the SEC issued a report that makes clear that disclosure of material, non-public information by companies pursuant to social media outlets such as Twitter or Facebook can be permissible under Regulation FD, so long as investors are alerted as to which social media a company intends to use. As previously disclosed to investors via Form 8-k filed with the Securities and Exchange Commission, Labor Smart, Inc. routinely releases material information via the following Twitter handles:

@CRyanSchadel

@LaborSMARTInc

@laborsmart

Additionally, the Company will file this press release with the Securities and Exchange Commission via Form 8-k for the sole purpose of notifying the SEC of the intent to comply with the new current information requirements.

About Labor SMART, Inc.

Labor SMART, Inc. provides On-Demand temporary labor to a variety of industries. The Company's clients range from small businesses to Fortune 100 companies. Labor SMART was founded to provide reliable, dependable and flexible resources for on-demand personnel to small and large businesses in areas that include construction, manufacturing, hospitality, event-staffing, restoration, warehousing, retailing, disaster relief and cleanup, demolition and landscaping. Labor SMART believes it can make a positive contribution each and every day for the benefit of its clients and temporary employees. The Company's mission is to be the provider of choice to its growing portfolio of customers with a service-focused approach that enables Labor SMART to be seen as a resource and partner to its clients.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Labor SMART, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may", "would", "will", "expect", "estimate", "can", "believe", "potential", and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Labor SMART, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Labor SMART, Inc.'s filings with OTC Markets.com.

Contacts:

Labor SMART, Inc.

ir@laborsmart.com